Exhibit 99.1

        Electroglas Reports Fourth-Quarter Fiscal 2004 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 27, 2005--Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and test handling solutions for the semiconductor industry, today reported its operating results for the fourth fiscal quarter ended December 31, 2004.
    Revenue for the fourth quarter was $11.2 million, a 38% decrease from $18.0 million reported for the third fiscal quarter of 2004, and a 22% decrease from $14.3 million for the fourth fiscal quarter of 2003. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $6.7 million, or $0.31 per share, compared with a net profit of $6.3 million, or $0.29 per share, for the third quarter of 2004, and a net loss of $16.4 million, or $0.77 per share, for the fourth quarter of 2003. At December 31, 2004, the company had cash and short-term investments of $31.7 million, or approximately $1.47 per share.
    "Electroglas' revenue came in at the mid point of our lowered guidance range," said Keith Barnes, Electroglas Chairman and CEO. "Many backend companies and semiconductor companies saw substantial order and revenue drops in Q4. Electroglas was no exception. We saw push-outs and delays for orders, which we hope will occur in the early part of 2005. Revenue for the year was up 40% over 2003 and the company reduced its year-over-year losses by approximately 90%. Also, during Q4 we generated $6.5 million in cash from the sale of our position in Cascade Microtech, Incorporated, and on January 5, 2005 we concluded the sale of our San Jose, California campus to Integrated Device Technology and received $29.0 million in cash."
    Barnes added, "Most importantly, we just introduced our new 4090 Micro Plus 200mm product and our new flagship EG6000, 300mm prober. So, we start 2005 with a strong cash balance and a full line of new products, which we believe will be essential in pursuing additional market opportunities for Electroglas."

    First Fiscal Quarter 2005 Business Outlook

    Electroglas expects revenue for the first fiscal quarter of 2005 to be sequentially flat to slightly up and improving though the year as the company's new products are adopted by new and existing customers.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its fourth fiscal quarter results, along with its outlook for the first fiscal quarter 2005, today beginning at 11:00 a.m. PT, 2:00 p.m. ET. Interested parties who wish to audit the teleconference may call 719-457-2679, access code 196415, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the company's website at www.electroglas.com. In addition, a telephonic replay will be available through February 3, 2005 at 719-457-0820, access code 196415.

    About Electroglas

    Electroglas is a supplier of innovative probers, prober-based test handlers, test floor management software and services that improve the overall effectiveness of semiconductor manufacturers' wafer and device testing. Headquartered in San Jose, California, the company has been a leading equipment supplier to the semiconductor industry for over four decades, and has an installed base of more than 15,000 systems worldwide. Electroglas' stock trades on the NASDAQ National Market under the symbol "EGLS." More information about the company and its products is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to the current business condition in the semiconductor industry including decreases in orders and revenue; Electroglas' business outlook; realization in the early part of 2005 of previously delayed orders; new product introduction and market acceptance; and expectations regarding revenue in the first fiscal quarter of 2005. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas' products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies. Electroglas assumes no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas' business in general, see the risk disclosures in Electroglas' SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC.



                          ELECTROGLAS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except per-share amounts, unaudited)

                                 Three months ended    Years ended
                                    December 31,       December 31,
                                 ------------------ ------------------
                                   2004     2003      2004     2003
                                 -------- --------- -------- ---------
Net sales                        $11,187  $ 14,341  $63,004  $ 44,967
Cost of sales                      8,421    17,754   40,194    44,747
                                 -------- --------- -------- ---------
Gross profit (loss)                2,766    (3,413)  22,810       220
Operating expenses:
  Engineering, research and
   development                     3,489     4,054   16,194    21,785
  Sales, general and
   administrative                  3,862     5,262   17,182    33,559
  Restructuring and impairment
   charges                         5,183     5,017    5,230    10,163
                                 -------- --------- -------- ---------
      Total operating expenses    12,534    14,333   38,606    65,507
                                 -------- --------- -------- ---------
Operating loss                    (9,768)  (17,746) (15,796)  (65,287)
Interest income (expense), net      (480)     (528)  (2,077)   (2,822)
Gain on sale of long-term
 investment                        3,545         -    3,545         -
Gain on settlement of long-term
 payable                               -         -    8,273         -
Gains on sales of product lines        -     1,489        -     7,872
Other income (expense), net            3       (35)    (260)      112
                                 -------- --------- -------- ---------
Loss before income taxes          (6,700)  (16,820)  (6,315)  (60,125)
Provision (benefit) for income
 taxes                               (31)     (397)      57    (1,153)
                                 -------- --------- -------- ---------
Net loss                         $(6,669) $(16,423) $(6,372) $(58,972)
                                 ======== ========= ======== =========

Basic net loss per share          $(0.31) $  (0.77) $ (0.30) $  (2.76)
                                 ======== ========= ======== =========
Diluted net loss per share        $(0.31)   $(0.77)  $(0.30)   $(2.76)
                                 ======== ========= ======== =========

Shares used in basic
 calculations                     21,623    21,417   21,534    21,343
                                 ======== ========= ======== =========
Shares used in diluted
 calculations                     21,623    21,417   21,534    21,343
                                 ======== ========= ======== =========

Certain prior-period amounts have been reclassified to conform with the current period presentation.


    Reconciliation of GAAP to Non-GAAP Financial Measures Financial
Information

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain charges, or one-time gains or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.



The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) income (loss) to non-GAAP net loss:

                                              Three months ended
                                         -----------------------------
                                         Dec. 31,  Sept. 30, Dec. 31,
                                           2004      2004      2003
                                         --------- --------- ---------
GAAP income (loss) before income taxes $ (6,700) $ 6,306 $(16,820) Non-GAAP adjustments:
  Restructuring and impairment charges      5,183        47     5,017
  Inventory write-downs and provisions        468      (311)    5,346
  Warranty charges                              -         -     1,887
  Gain on sale of long-term investment     (3,545)        -         -
  Gain on settlement of long-term
   payable                                      -    (8,273)        -
  Gain on sale of product lines                 -         -    (1,489)
                                         --------- --------- ---------
Non-GAAP loss before income taxes          (4,594)   (2,231)   (6,059)
Income tax provision (benefit)                (31)       16      (397)
                                         --------- --------- ---------
Non-GAAP net loss                        $ (4,563) $ (2,247) $ (5,662)
                                         ========= ========= =========

Non-GAAP net loss per share              $  (0.21) $  (0.10) $  (0.27)
                                         ========= ========= =========


                                             Years ended
                                         -------------------
                                         Dec. 31,  Dec. 31,
                                           2004      2003
                                         --------- ---------
GAAP loss before income taxes            $ (6,315) $(60,125)
Non-GAAP adjustments:
  Restructuring and impairment charges      5,230    10,163
  Lease impairment (in SG&A)                    -     8,475
  Inventory write-downs and provisions        157     7,068
  Warranty charges                           (887)    2,676
  Gain on sale of long-term investment     (3,545)        -
  Gain on settlement of long-term
   payable                                 (8,273)        -
  Gains on sales of product lines               -    (7,872)
                                         --------- ---------
Non-GAAP loss before income taxes         (13,633)  (39,615)
Income tax provision (benefit)                 57    (1,153)
                                         --------- ---------
Non-GAAP net loss                        $(13,690) $(38,462)
                                         ========= =========

Non-GAAP net loss per share              $  (0.64) $  (1.80)
                                         ========= =========


The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) gross profit to non-GAAP gross profit:

                                              Three months ended
                                         -----------------------------
                                         Dec. 31,  Sept. 30, Dec. 31,
                                           2004      2004      2003
                                         --------- --------- ---------
GAAP gross profit                        $  2,766  $  7,258  $ (3,413)
Non-GAAP adjustments:
  Inventory write-downs and provisions        468      (311)    5,346
  Warranty charges                              -         -     1,887
                                         --------- --------- ---------
Non-GAAP gross profit                    $  3,234  $  6,947  $  3,820
                                         ========= ========= =========

Net sales                                $ 11,187  $ 18,047  $ 14,341
                                         ========= ========= =========
Non-GAAP gross profit %                        29%       38%       27%
                                         ========= ========= =========


                                             Years ended
                                         -------------------
                                         Dec. 31,  Dec. 31,
                                           2004      2003
                                         --------- ---------
GAAP gross profit                        $ 22,810  $    220
Non-GAAP adjustments:
  Inventory write-downs and provisions        157     7,068
  Warranty charges                           (887)    2,676
                                         --------- ---------
Non-GAAP gross profit                    $ 22,080  $  9,964
                                         ========= =========

Net sales                                $ 63,004  $ 44,967
                                         ========= =========
Non-GAAP gross profit %                        35%       22%
                                         ========= =========


                          ELECTROGLAS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, unaudited)

                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------

ASSETS
Current assets:
  Cash and short-term investments              $  31,696    $  31,882
  Accounts receivable, net                         9,402       12,029
  Inventories                                     15,161       14,383
  Assets held for sale                            28,305            -
  Prepaid expenses and other current assets        2,099        1,913
                                             ------------ ------------
      Total current assets                        86,663       60,207
Property, plant and equipment, net                 4,240       41,395
Other assets                                       5,276        9,070
                                             ------------ ------------
      Total assets                             $  96,179    $ 110,672
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $   6,172    $   6,819
  Accrued liabilities                             10,686        9,942
                                             ------------ ------------
      Total current liabilities                   16,858       16,761
Convertible subordinated notes                    34,123       33,630
Non-current liabilities                              536       10,016
Stockholders' equity                              44,662       50,265
                                             ------------ ------------
Total liabilities and stockholders' equity     $  96,179    $ 110,672
                                             ============ ============

    CONTACT: Electroglas, Inc.
             Candi Lattyak, 408-528-3801 (Investors and Shareholders) clattyak@electroglas.com
             Cristie Lynch, 408-528-3167 (Media and Industry Analysts) clynch@electroglas.come